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                                                                   EXHIBIT 10.13



                    MODIFICATION TO FUSA EMPLOYMENT AGREEMENT

                    SUMMARY OF SALARY AND REIMBURSEMENT TERMS


This summary is designed to outline salary, bonus and reimbursement of expenses which will govern the relationship between Ben J. Lipps ("Employee") and Fresenius Medical Care AG ("Employer"), including modifications and reformations to be made to that certain Employment Agreement by and between Employee and Fresenius USA, Inc., dated January 1, 1992 (the "Existing Agreement").


SALARY TERM

o    Effective Date as of January 1, 1997

BASE SALARY

o    $600,000 per annum
o    Reviewed every 18 months

BONUS

o Employee shall be awarded an incentive-based bonus consistent with the terms of the FMCNA Management Bonus Plan

REIMBURSEMENT OF EXPENSES

o Reimbursement of reasonable travel; entertainment and other business expenses
o For 1997 and 1998 ONLY: Employer shall reimburse Employee for reasonable expenses incurred in connection with the rental and maintenance for an apartment in the State of California and shall reimburse Employee for reasonable expenses incurred in connection with commuting to and from such California apartment in his Boston residence twice each month.

\s\ Gerd Krick                     \s\ Udo Werle                   \s\ Ben Lipps
--------------                     -------------                   -------------
Dr. Gerd Krick                     Udo Werle                       Ben Lipps
President & CEO                    CFO
FMC-AG                             FMC-AG